Exhibit 10.3

This Instrument Prepared By:

Samuel J. Hagan, IV, Esquire

DeBoest, Stockman, Decker

Broughton & Hagan, P.A.

1415 Hendry Street

Fort Myers, Florida 33901-2904

MORTGAGE DEED

CONTAINING FUTURE ADVANCE CLAUSE AND RESTRICTING ALIENATION

THIS INDENTURE is made and executed this 18th day of January, 2006, by and between ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company, whose address is 45 Knollwood Road, Fifth Floor, Elmsford, New York 10523 (hereinafter referred to as “Mortgagor”), to ORION BANK, including its successors and/or assigns, with offices located at P.O. Box 413040, Naples, Florida 34101-3040 (hereinafter referred to as “Mortgagee”).

W I T N E S S E T H:

WHEREAS, the Mortgagor has become indebted to the Mortgagee in the sum of Two Million Five Hundred Thousand and No/100ths Dollars ($2,500,000.00), as evidenced by a certain Promissory Note of even date herewith executed by Mortgagor and delivered to Mortgagee and by reference being made a part hereof, the same as though the entire Promissory Note had been set out herein.

WHEREAS, the Mortgagor is desirous of securing the prompt payment of such Note and the several installments of principal, interest and the monthly payments therein provided for, and any additional indebtedness accruing to the Mortgagee on account of the future payments, advances or expenditures made by the Mortgagee as hereinafter provided.

1.            GRANT OF MORTGAGE. The Mortgagor, for the purpose of securing the prompt payment of indebtedness as it becomes due and also for and in consideration of the sum of Ten and No/100 Dollars ($10.00) to it in hand paid by the Mortgagee, at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, released, conveyed, and confirmed, and by these presents does grant, bargain, sell, alien, release, convey, and confirm unto the Mortgagee forever all that tract or parcel of land situated, lying and being in the County of Lee, State of Florida, described as follows, to-wit:

See attached Exhibit “A”

Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining, and any and all buildings, improvements, and fixtures now or hereafter existing on the real property, and any and all personal property used or to be used in connection with the operation of any business on the property whether or not attached to the land, and the reversion or reversions, remainder and remainders, rents, issues and profits thereof, and also in all the estate, rights, title, interest, property, possession, claim and demand whatsoever, as well as in law as in equity of the Mortgagor, of, in, and to the same, and every part and parcel thereof with the appurtenances. To have and to hold the herein granted and described premises with the appurtenances unto the Mortgagee, to its own proper use, benefit, and behoof forever; and the said Mortgagor does covenant with the Mortgagee that it is seized of an indefeasible estate in fee simple in such premises and will warrant and forever defend the title thereof unto the Mortgagee against all lawful claims whatsoever.

2.            PAYMENT OF NOTE. These presents are upon the express condition that if the Mortgagor shall pay unto the Mortgagee the indebtedness according to the terms of the Note hereinabove referred to, without deduction or credit for taxes, then these presents and the estate hereby granted shall cease, determine, and be void.

3.            COVENANTS OF MORTGAGOR. The Mortgagor, in order to more fully protect the security of this Mortgage, does hereby covenant and agree as follows:

a.   That it will pay all water and sewer rates, real estate taxes and assessments, and other governmental or municipal charges, fines or impositions levied upon such premises or upon the interest of the Mortgagor in and to such premises for which provision has not been made heretofore, and will deliver proper receipts therefor to the Mortgagee, and in default thereof, the Mortgagee may pay the same. Any payments so made by the Mortgagee shall be a lien on the mortgaged property and shall be added to the amount of the indebtedness secured by these presents.

b.   That it will not claim or demand or be entitled to receive any credit or credits on the principal indebtedness secured hereby or on the interest payable thereof for so much of the taxes assessed against such lands as is equal to the tax rate applied to the principal indebtedness due on this Mortgage or any part thereof, and that no deduction shall be claimed from the taxable value of such lands and premises by reason of this Mortgage and that during the continuance of this Mortgage, the Mortgagor shall keep all the buildings and other improvements subject to this Mortgage in good substantial repair, and that if the Mortgagor shall neglect to do so, the Mortgagee may, at its option, enter upon the premises from time-to-time in order to repair and keep in repair such premises without thereby becoming liable to the Mortgagor or any person holding under it in possession, and that the Mortgagee’s expense of so repairing or keeping in repair shall be a lien on the mortgaged premises added to the amount of the indebtedness secured by these presents.

c.   That it will keep the improvements now existing or hereafter erected on the mortgaged property insured as may be required, from time-to-time, by the Mortgagee against loss by fire and other hazards, casualties, and contingencies, including flood insurance in such amounts and for such periods as may be required by the Mortgagee and will promptly, when due, pay any premiums on such insurance. Insurance shall be carried in companies approved by the Mortgagee, and the policies and renewals thereof shall be held by the Mortgagee and have attached thereto loss payable clauses in favor of and in form acceptable to the Mortgagee. In the event of loss, the Mortgagor will give immediate notice by mail to the Mortgagee, and the Mortgagee may make proof of loss if not made promptly by the Mortgagor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to the Mortgagee instead of to the Mortgagor and Mortgagee jointly, and the insurance proceeds, or any part thereof, may be applied by the Mortgagee, at its option, either to the reduction of the indebtedness hereby secured or to the restoration or repair of the property damaged. In the event of foreclosure of this Mortgage or other transfer of title to the mortgaged property in extinguishment of the indebtedness secured hereby, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee. Any premium not paid by the Mortgagor may be paid by the Mortgagee, and the amount so paid shall be a lien on the mortgaged property and shall be added to the indebtedness hereby secured.

d.   That in the event the premises or any part thereof shall be taken or condemned for public or quasi-public purposes by the proper authorities, the Mortgagor shall have no claim against the award for damages or be entitled to any portion of the award until the within Mortgage shall be paid and all rights to damages of the Mortgagor are hereby assigned to the Mortgagee to the extent of any indebtedness that remains unpaid, the Mortgagor, however, having the right to appeal such award to the courts of competent jurisdiction.

e.   That failure at any one or more times of the Mortgagee to assert its rights shall not be deemed a waiver of the Mortgagee’s right hereunder.

f.    That upon default by the Mortgagor of any covenant herein contained or upon default by the Mortgagor in the payment of interest or any installment of principal or of any part thereof immediately when due or of any monthly installment for taxes, assessments, water and sewer rates or other municipal or governmental rates, charges, impositions or liens, or any other payments to be made by the Mortgagor hereunder, or in the event the Mortgagor shall fail to comply with the laws, rules, regulations and ordinances made or promulgated by lawful authority which are now or may hereafter become applicable to the mortgaged premises, or if any building, structure or other improvement on the premises shall be removed or demolished by the Mortgagor or their agents or servants without the written consent of the Mortgagee, or in the event of the default of any of the terms or conditions of the commitment to make the loan or any other instrument securing the loan as evidenced by the Note secured hereby, then in any of these cases, the principal indebtedness or so much thereof as may remain unpaid with all arrearages of interest charges and all advancements at the option of the Mortgagee shall become and be due immediately thereafter.

g.   In addition to the financial reporting requirements set forth in the Loan Agreement of even date between Mortgagor and Mortgagee, Mortgagor will furnish or cause to be furnished to Mortgagee such financial information, in form and substance satisfactory to Mortgagee, as Mortgagee may request from time to time. Failure to furnish accurate and complete financial information to Mortgagee as above required within thirty (30) days after the request shall be a violation of the covenants of this Mortgage and shall, without limiting any other right or remedy of Mortgagee on a default hereunder, allow Mortgagee to immediately accelerate the Note or Notes secured hereby in the same manner as in the case of nonpayment according to the terms of the Note or Notes, all at the option of the Mortgagee.

h.   LATE PAYMENTS: OPTION TO CHARGE HIGHER INTEREST. In the event any payment of principal hereunder is made more than ten (10) days after the date called for in the Note or Notes secured hereby, the Mortgagee, at its option, may charge and collect interest for that installment period at the maximum annual rate allowed by law. Any failure to pay the amount of increased interest after written demand shall allow the Mortgagee to declare the entire unpaid indebtedness due and payable at once.

i.     NOTICE. THIS MORTGAGE GIVES THE MORTGAGEE THE OPTION TO ACCELERATE PRINCIPAL UPON ALIENATION OR ENCUMBRANCE OF THE PROPERTY WITHOUT CONSENT, ALL AS PROVIDED HEREIN. In the event Mortgagor shall sell, convey, alienate, transfer, mortgage or otherwise encumber any interest or be divested of any interest or alienate or transfer any interest or be divested of any interest or the right to any interest in the lands and hereditaments which are the subject of this Mortgage whether by voluntary acts of Mortgagor or by any involuntary means imposed on Mortgagor or the lands and hereditaments without the express written consent of the Mortgagee first had and obtained, Mortgagee shall have the right, at its option, to declare any indebtedness or obligations secured hereby immediately due and payable in full notwithstanding any maturity date or dates specified in any Notes or evidence of indebtedness secured hereby, or in the alternative, the Mortgagee may, at its option, increase the rate of interest due under the Note or Notes secured hereby up to the maximum rate of interest allowed by law.

4.            EVENTS OF DEFAULT. The principal indebtedness represented by the Note secured by this Mortgage, or the amount from time-to-time due thereunder for advancement thereon, together with interest, shall become immediately due and payable, although the period limited for the payment thereof shall not have arrived and the Mortgagee may foreclose this Mortgage and other loan documents securing the Note secured by this Mortgage upon the occurrence of any of the following events after the expiration of any applicable grace period:

a.   Upon the filing of any Construction Lien against the premises and the failure of the owner thereof to procure, within thirty (30) days after the same is filed, a cancellation of the lien or a discharge thereof, as a lien against the property, in the manner and form provided by law.

b.   Should Mortgagor fail to pay the secured indebtedness, or any part thereof, when and as the same shall become due and payable.

c.   Should any representation or warranty of Mortgagor herein contained or contained in any instrument, document, transfer, conveyance, assignment or agreement given with respect to the secured indebtedness prove untrue or misleading in any material aspect.

d.   Should the premises be subject to actual or threatened waste, or any part thereof be removed, demolished or materially altered so that the value of the premises be diminished except as provided for herein.

e.   Should any federal or state tax lien be filed of record against Mortgagor, any Guarantor or the premises, and not be removed by payment or bond within thirty (30) days from date of recording.

f.    Should any claim of priority to this Mortgage, lien or otherwise be asserted in any legal, administrative or equitable proceeding.

g.   Should Mortgagor or any of the Guarantors or makers of the Note secured hereby make any assignment for the benefit of creditors, or any preferential payment or fraudulent transfer pursuant to Florida law, the Federal Bankruptcy Code or other applicable law, or should a receiver, liquidator or trustee of Mortgagor or any of the Guarantors or makers or any of Mortgagor’s property be appointed, or should any petition for the bankruptcy, reorganization or arrangement of Mortgagor or any of the Guarantors or makers, pursuant to the Federal Bankruptcy Code or any similar statute be filed, or should Mortgagor or any of the Guarantors or makers be adjudicated bankrupt or insolvent, or should Mortgagor or any of the Guarantors or makers, if an individual, die, or, if a corporation or Limited Partnership, be liquidated or dissolved or its charter expire or be revoked, or if a partnership or business association be dissolved or partitioned, or if a trust be terminated or expire.

h.   Should Mortgagor fail to keep, observe, perform, carry out, and execute in every particular the covenants, agreements, obligations, and conditions set out in this Mortgage, or in the Note, or in any other loan document given with respect to the secured indebtedness.

i.     Should foreclosure proceedings (whether judicial or otherwise) be instituted in any mortgage or junior lien of any kind secured by any portion of the premises.

j.     Should Mortgagor default in any other loan from Mortgagee to Mortgagor.

k.   Should Mortgagor encumber, sell or otherwise dispose of the mortgaged premises, or any part thereof, without the consent in writing of the Mortgagee.

l.     Should a material adverse change occur in Mortgagor’s or any Guarantor’s financial condition as determined by Mortgagee.

5.            EXCESS ADVANCES. If the Mortgagee is obliged to expend, for the purposes herein set forth, sums of money which will exceed the amount of the principal agreed to be advanced hereunder, such excess, with interest at the rate provided for in the Promissory Note secured hereby per annum from the time of each advancement, shall be added to the principal due hereunder, and the Mortgagee shall have all the remedies for the collection thereof which are herein specified regarding the principal hereof.

6.            ADDITIONAL RIGHTS OF MORTGAGEE. Upon the default of the Mortgagor in the performance of the terms and covenants herein contained or should any event occur which entitles the holder of this Mortgage to demand the principal thereof or to refuse any further advancements on account of such principal, the holder of this Mortgage shall be fully and completely entitled, empowered and authorized and is hereby empowered and authorized irrevocably by the Mortgagor without any further consent or authorization, to expend all sums of money which, in its judgment and discretion, shall be reasonably necessary to protect and preserve the mortgaged premises.

To induce the Mortgagee to advance the principal sum secured hereby or any part thereof, and as a prime essential consideration to the Mortgagee, the Mortgagor, for itself and its heirs and assigns, hereby constitutes and appoints the Mortgagee, irrevocably, as its agent for the purpose of carrying out in every respect the authority herein granted and if Mortgagor is in default under the Mortgage or the Promissory Note secured hereby, to enter into written or oral contracts in the name of and on behalf of the Mortgagor for the renting or hiring of the premises or any part thereof, under such terms and conditions as may seem advisable to the Mortgagee, and to use the rents, issues, and profits for the upkeep and maintenance of the premises and for the payment of prior liens and the liquidation of all interest due on mortgages to the Mortgagee and to others at the option of Mortgagee, and for taxes, insurance, water charges, etc., and to apply any surplus to the amount due for principal on the within Mortgage.

7.            APPOINTMENT OF RECEIVER.

a.   Appointment. If, at any time after default in the discretion of Mortgagee, a receivership may be necessary to protect the premises or the security of the Mortgagee, whether before or after maturity of the indebtedness hereby secured, or at the time of or after the institution of suit to collect such indebtedness or to enforce this Mortgage, Mortgagee shall, as a matter of strict right and regardless of the value of the security for the amounts due hereunder or secured hereby or of the solvency of any party bound for the payment of such indebtedness, have the right to the appointment on ex parte application and without notice to Mortgagor by any court having jurisdiction of, a receiver to take charge of, manage, preserve, protect and operate the premises and any business or businesses located thereon, to collect the rents, issues, profits, and income thereof, to make all necessary and needed repairs, to complete the construction of any improvements which has been undertaken but not completed, and to pay all taxes and assessments against the premises and insurance premiums for insurance thereon and after the payment of the expenses of the receivership, including reasonable attorney’s fees to Mortgagee’s attorney, and after compensation for management of the property, to apply the net proceeds in reduction of the indebtedness hereby secured or in such manner as the court shall direct. All such expenses shall be secured by the lien of this Mortgage until paid.

b.   Entry and Possession. The receiver, or its agent, shall be entitled to enter upon and take possession of any and all of the premises, together with any and all businesses conducted and all business assets used therewith or thereon, or complete construction of improvements, to the same extent and in the same manner as Mortgagor might lawfully do. The receiver personally, or through its agents or attorney, may exclude Mortgagor and its subsidiaries, agents, servants and employees wholly from the premises and have, hold, use, operate, manage, and control the same and each and every part thereof, and in the name of Mortgagor, its subsidiaries, or agents, exercise all of their rights and powers and use all of the then existing items of security and collateral, materials, current supplies, stores, and assets and, at the expense of the premises, maintain, restore, complete construction, insure and keep insured, the properties, equipment and apparatus provided or required for use in connection with such business or businesses, and make all such necessary and proper repairs, renewals, and replacements, and all such useful alterations, additions, betterment and improvements as receiver may deem judicious.

c.   Such receivership shall, at the option of Mortgagee, continue until full payment of all sums hereby secured or until title to the property shall have passed by foreclosure sale under this Mortgage.

8.            OTHER LIENS. Mortgagor shall keep the premises free from all other liens, and, upon demand of Mortgagee, pay and procure release of any lien which in any way may impair the security of this Mortgage.

9.            MORTGAGEE’S RIGHTS, SEPARATE, DISTINCT, AND CUMULATIVE: ELECTION OF REMEDIES. The rights of Mortgagee, its successors and assigns, granted and arising under the clauses and covenants contained in this Mortgage or any other loan documents shall be separate, distinct, and cumulative of other powers and rights herein granted and all other rights which Mortgagee may have in law or equity, and none of them shall be in exclusion of the others; and all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under mortgages and preservation of security as provided at law. No act of Mortgagee, its successors or assigns, shall be construed as an election to proceed under any one provision herein or under the Note to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

10.            CHANGE OF LAW. In the event of the passage after the date of this Mortgage of any law deducting any lien from the value of land for the purpose of taxation or the changing in any way of the laws now in force for the taxation of mortgages or debts secured by mortgage or of the manner of collection of any such taxes, so as to affect and lessen the net income on the indebtedness secured by this Mortgage, the whole of the principal sum secured by this Mortgage, together with the interest due thereon shall, at the option of the Mortgagee, without notice to any party, become immediately due and payable.

11.            COUNSEL FEES. The Mortgagor shall pay, on demand, the reasonable counsel fees and expenses of the Mortgagee incurred in any action or proceeding wherein the lien or the amount secured thereby may be affected, including counsel fees incurred on appeal. Such counsel fees and expenses shall be added to the Mortgage debt and secured by all the provisions contained herein.

12.            FUTURE ADVANCE. The total amount of the indebtedness secured hereby may be decreased or increased from time-to-time, but the total unpaid balance so secured at any one time shall not exceed the principal sum of Twenty Million and No/100ths Dollars ($20,000,000.00), plus interest thereon and any disbursements made for the payment of taxes, levies or insurance on the property covered by the lien of this Mortgage, with interest thereon; and this Mortgage shall secure any and all additional or further monies which may be advanced by Mortgagee to the Mortgagor after the date hereof, which future advances of money, if made, shall be evidenced by a Note or Notes executed by the Mortgagor or to the Mortgagee bearing such rate of interest and with such maturities as shall be determined from time-to-time, but any and all such future advances secured by this Mortgage shall be made not more than twenty (20) years after the date hereof. Nothing herein contained shall be deemed an obligation on the part of the Mortgagee to make future advances.

Any Notice filed in accordance with Florida Statute 697.04 shall also be sent by certified mail to Mortgagee within five (5) days of filing said Notice, Attention: Commercial Loan Department, P.O. Box 413040, Naples, Florida 34101-3040. Mortgagee may change the recipient of said Notice in its sole discretion by providing written notice of said change to Mortgagor.

13.            BINDING EFFECT. This instrument shall inure to the benefit and be binding upon the successors, administrators, and assigns of the parties.

14.            INTERPRETATION. Whenever used herein, the terms “Mortgagor” and “Mortgagee” include all the parties to this instrument and the heirs, legal representatives, and assigns of individuals, and the successors and assigns of corporations; and the term “Note” or “Notes” includes all the Notes herein described, if more than one, and any extensions, modifications or renewals thereof. Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

15.            SECURITY OF DISBURSED OR NON-DISBURSED AMOUNTS. It is the intent hereof to secure payment of the aforesaid Note and obligation whether the entire amount shall have been advanced to the Mortgagor at the date hereof, or at a later date, and to secure any other amount or amounts that may be added to the Mortgage indebtedness under the terms of this instrument (all of which are collectively referred to herein as the “secured indebtedness”), the entire secured indebtedness being equally secured with and having the same priority as any amounts advanced at the date hereof.

16.            LOAN DOCUMENTS. The loan closing documents, as herein referred to and as referred to in the other loan documents, shall include this Mortgage, the Note secured hereby, Assignment of Rents, Leases, Profits and Contracts, and other documents executed by Mortgagor to secure the loan evidenced by the Note secured hereby.

17.            ESCROW OF TAXES AND INSURANCE. Mortgagee reserves the right to require Mortgagor to deposit with Mortgagee with each monthly installment of principal and interest an amount equal to one-twelfth (1/12th) of the estimated yearly taxes and assessments on the Real Property, plus one-twelfth (1/12th) of the estimated yearly premium for the insurance policies required to be carried hereunder, plus such additional amount as is sufficient to enable Mortgagee to pay such taxes, assessments and premiums at least thirty (30) days before they fall due. Such deposits shall not be, nor be deemed to be, trust funds, but may be commingled with the general funds of Mortgagee, and no interest shall be payable in respect thereof. Upon demand by Mortgagee, Mortgagor shall deliver up any deficiency in the amounts necessary to enable Mortgagee to pay such taxes, assessments and premiums. In the event of a default under the Mortgage Loan, funds held by Mortgagee hereunder may be applied by Mortgagee to the Mortgage Loan in such manner as Mortgagee may determine.

18.            HAZARDOUS SUBSTANCES..

a.   Mortgagor hereby represents that neither Mortgagor nor, to the best of Mortgagor’s knowledge, any other person has ever used the Mortgaged Property as a storage facility for any “Hazardous Substances”.

b.   Mortgagor hereby agrees to indemnify Mortgagee and hold Mortgagee harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney’s fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Mortgagee by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney’s fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so called federal, state or local “Superfund” “Superlien” laws, statutes, law, ordinance, code, rule, regulation, order or decree regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Substance), regardless of whether within the control of Mortgagor.

c.   For purposes of this instrument, “Hazardous Substances” shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) and the list of toxic pollutants designated by Congress or the EPA or defined by any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereafter in effect.

d.   If Mortgagor receives any notice of (i) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on the land or in connection with Mortgagor’s operations thereon, or (ii) any complaint, order, citation or material notice with regard to air emissions, water discharges, or any other environmental health or safety matter affecting Mortgagor (an

“Environmental Complaint”) from any person or entity including without limitation the EPA, then Mortgagor shall immediately notify Mortgagee orally and in writing of said notice.

e.   Mortgagee shall have the right, but not the obligation, and without limitation of Mortgagee’s rights under this instrument, to enter onto the Mortgaged Property or to take such other actions as it deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any such Hazardous Substance or an Environmental Complaint pertaining to the Mortgaged Property or any part thereof which, if true, could result in an order, suit or other action against Mortgagor and/or which, in the sole opinion of Mortgagee, could jeopardize its security under this instrument. All reasonable costs and expenses incurred by Mortgagee in the exercise of any such rights shall be secured by this instrument and shall be payable by Mortgagor upon demand.

f.    Mortgagee shall have the right, in its sole discretion, to require Mortgagor to periodically (but not more frequently than annually unless an Environmental Complaint is then outstanding) perform (at Mortgagor’s expense) an environmental audit and, if deemed necessary by Mortgagee, an environmental risk assessment, each of which must be satisfactory to the Mortgagee, concerning the Mortgaged Property, hazardous waste management practices and/or hazardous waste disposal sites used by Mortgagor. Said audit and/or risk assessment must be by an environmental consultant satisfactory to Mortgagee. Should the Mortgagor fail to perform said environmental audit or risk assessment within thirty (30) days of the Mortgagee’s written request, Mortgagee shall have the right, but not the obligation, to obtain an environmental audit or risk assessment. All costs and expense incurred by Mortgagee in the exercise of such rights shall be secured by this instrument and shall be payable by Mortgagor upon demand or charged to Mortgagor’s loan balance at the discretion of Mortgagee.

g.   Any breach of any warranty, representation or agreement contained in this Section shall be an Event of Default hereunder and shall entitle Mortgagee to exercise any and all remedies provided in this instrument, or otherwise permitted by law.

IN WITNESS WHEREOF, the Mortgagor has hereunto set its hand and seal the day and year first above written.

WITNESSES:
/s/ Jean Dunphy	ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company
(Sign Name)	By: Enclaves Group, Inc., a Delaware corporation, its Managing Member
Jean Dunphy	By:	/s/ Daniel G. Hayes
(Print Name)	Daniel G. Hayes Its President
/s/ Gail Testa
(Sign Name)
Gail Testa
(Print Name)

STATE OF	New York
COUNTY OF	Westchester

The foregoing instrument was acknowledged before me this 16th day of January, 2006, by DANIEL G. HAYES, President of ENCLAVES GROUP, INC., a Delaware corporation, as Managing Member of ENCLAVES OF EAGLE NEST LLC, a Florida limited liability company, who ☒ is personally known to me or who ☐has produced ______________ as identification.

/s/ David Jay Parker
Notary Public
NOTARY RUBBER STAMP SEAL OR EMBOSSED SEAL
Printed Name

	Commission No.	Expiration Date

Exhibit “A”

The Southeast ¼ of the Southeast ¼ , and the South ½ of the Southwest ¼ of the Southeast ¼ of Section 30, Township 43 South, Range 25 East, Lee County, Florida; Less those lands as described in Official Records Book 2705, Page 1460 and Official Records Book 3027, Page 500, of the Public Records of Lee County, Florida.

Also less and except the following described parcel:

Parcel “5-A” Description

A tract or parcel of land lying in the Southeast one quarter (SE ¼) of Section 30, Township 43 South, Range 25 East, Lee County, Florida, being more particularly described as follows:

Commence at the Southwest corner of the Southeast one quarter (SE ¼) of said Section 30;thence N.00°16’46”W. for 474.72 feet along the West line of said Southeast one quarter (SE ¼ ); thence N.88°32’01”E. for 36.87 feet to the Northwest corner of a tract or parcel of land described in Official Records Book 2705 at Page 1460 and Official Records Book 3027 at Page 500, Public Records of Lee County, Florida and the Point of Beginning.

From said Point of Beginning; thence continue N.88°32’01”E. for 300.00 feet to the Northeast corner of said tract or parcel of land and point on a curve, concave Southeasterly; thence Northeasterly along the arc of said curve, having a radius of 630.00 feet, central angle of 30°48’20”, chord of 334.66 feet and chord bearing of N.72°35’34”E for 338.73 feet to the end of said curve; thence N.00°12’45”W. (non-radially) for 92.49 feet; thence S88°41’43”W. for 631.82 feet along the North line of a tract or parcel of land as described in Official Records Book 4561 at page 3421, said Public Records and the North line of South one half (S ½ ) of the Southwest one quarter (SW ¼) of said Southeast one quarter (SE ¼ ); thence S.00°54’28”W. for 186.28 feet along the Easterly Right of way line of Coon Road as described in Official Records Book 2269, Page 4116 to the Point of Beginning.

Bearings mentioned herein are based on the West line of the Southeast one quarter (SE ¼ ) of section 30, Township 43 South, Range 25 East bearing N.00°16’46”W.

Also less and except right-of way for Coon Road.